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                                                                   EXHIBIT 10.10


                     ASSET PURCHASE AGREEMENT dated as of February 28 , 2000, by and between ADVANCED PLANT PHARMACEUTICALS, INC., a Delaware corporation (the "Purchaser") having its principal office at 43 West 33rd Street, New York, NY 10001, and Dr. Leonard Bielory ("Seller"), who resides at 400 Mountain Avenue, Springfield, NJ 07081.


                                   WITNESSETH


       WHEREAS, the Purchaser is engaged in the business of developing, testing and selling plant based nutritional supplements (the "Business"), and is desirous of purchasing certain assets which pertains to the Business of the Purchaser;

       WHEREAS, the Seller has developed Allergy and Sinus formulations using various herbal components (the "Asset").

       WHEREAS, Seller represents that he is the sole owner of all rights and interests to the Asset;

       WHEREAS, the Purchaser is desirous of purchasing such Asset from Seller so that Purchaser has the exclusive rights to manufacture, distribute and sell the Asset in any country worldwide where it is approved for sale by the respective governmental drug and other regulatory agencies;

       WHEREAS, Seller is willing to sell, transfer and assign all of his right, title and interest in and to such Asset to the Purchaser in accordance with the terms and provisions set forth below;

       NOW, THEREFORE, in consideration of the foregoing premises, and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the undersigned parties hereby agree as follows:

1.     PURCHASE AND SALE OF ASSET.

       1.1 Subject to the provisions of this Agreement, the Seller hereby sells, conveys, transfers, assigns and delivers to the Purchaser, by appropriate instruments in the forms annexed hereto, and Purchaser purchases and accepts, for the consideration hereinafter defined, the Asset as described in Schedule A (as attached hereto), specifically including, but without limitation, allergy nasal lavage solutions and sinus solutions.


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       1.2 Purchase Price

              The purchase price that Purchaser shall pay to Seller for the purchase of the Asset shall be the following:

(A) Five year options to purchase an aggregate of 18,000,000 shares of the Purchaser's common stock, par value $.0007 (the "Purchase Price" the "Shares" or the "Options") at an exercise price of $180.00 for all 18,000,000 shares. Seller hereby acknowledges and understands that such Options to purchase 18,000,000 Shares and any additional Shares issuable pursuant to paragraph 1.2(D) below, shall be issued by the Purchaser to Seller conditioned on the occurrence of the following event:

       that the stockholders of the Purchaser (the "Stockholders") vote in favor of increasing the number of shares that the Purchaser is authorized to issue from 120,000,000 to a number equivalent to or greater than 250,000,000 shares. The Purchaser hereby agrees to use its best efforts to put forward a proposal to its Stockholders to increase the number of shares it is authorized to issue from 120,000,000 to 250,000,000 in its upcoming 1999 Annual Meeting. Seller acknowledges and understands that the Purchaser cannot give any assurances that its Stockholders will vote in favor of such proposal. If such increase in the shares that the Purchaser is authorized to issue is approved by the majority of the Stockholders, the Purchaser shall issue the Options representing the Purchase Price to the Seller within fifteen business days from the time that the Certificate of Amendment to the Purchaser's Certificate of Incorporation is effective. If such increase in shares is not approved on or before September 1, 2000, at the request of the Seller, this Agreement will be void and all schedule A assets will be returned to Seller; and

       The options to be issued to Dr. Bielory shall be delivered as follows:
       (I) an Option to purchase 12,000,000 Shares of the Company's Common Stock at an exercise price of $120.00 for all 12,000,000 shares shall be delivered to Dr. Bielory upon APPI's receipt of the formula from Dr. Bielory and (II) an Option to purchase 6,000,000 shares of the Company's Common Stock at an exercise price of $60.00 for all 6,000,000 shares shall be delivered to Dr. Bielory upon APPI commencing to market any product formulated, in whole or in part, by Dr. Bielory.

(B) Purchaser shall pay to the Seller in U.S. Dollars a royalty payment of $.01 (one cent) per bottle with respect to the Asset and an additional one percent (1%) of the Company's suggested retail price of each product sold of the Asset. Such payments shall be made to the Seller within thirty (30) days after the end of each calendar quarter for products manufactured and sold of the Asset made during such Calendar Quarter; and

(C) Purchaser shall pay to the Seller ten percent (10%) of the Purchaser's net profits before taxes that Purchaser retains from sale of the products of the Asset. The amount of the


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Purchaser's "net profits" from such sales shall be determined by the Company's then independent public accountants regularly retained using generally accepted accounting principles; and

(D) In the event that the Purchaser enters into any agreement or series of agreements with any third party or subsidiary or division thereof, for sale of products of the Asset, which agreement unconditionally provides for payment to the Purchaser which will result in net proceeds of not less than $20,000,000, whether in a lump sum, or over a period of four years, or any combination thereof, from such third party, the Purchaser shall issue to the Seller 5,000,000 Restricted Shares for each twenty million dollars ($20,000,000) required to be paid to the Purchaser under the terms of such agreement or agreements. Provided, however, that the maximum number of Shares the Purchaser shall be required to issue to the Seller pursuant to the provisions of this clause shall be twenty five million (25,000,000) Shares.

              (1.3) The certificates evidencing the Shares to be paid by the Purchaser to Seller as outlined in this Section 1.2(A)(B)(C)(D), which constitutes the equity portion of the outlined Purchase Price, shall be endorsed with the following restrictive legend:

       THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TOWARD DISTRIBUTION OR RESALE. THESE SHARES MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED ABSENT REGISTRATION OF SUCH SHARES UNDER THE ACT, OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THIS ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

              (1.4) Purchaser agrees that at no time prior June 1, 2000, will the Purchaser's Board of Directors propose an increase in the number of Shares the Purchaser is authorized to issue in excess of 250,000,000 shares and in no event shall any stock split, or reverse stock split be proposed or implemented without Seller's written consent, which may be withheld for any reason.

2. Representations and Warranties of Seller.

Seller hereby makes the following representations and warranties to Purchaser in order to induce the Purchaser to enter in to this Agreement:

       (a) Authority. The Seller has full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated thereby and hereby.

       (b) Governmental Filings. To Seller's knowledge, Seller is not required to submit


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any notice, report or other filing to any governmental or regulatory agency, nor is any notice or report required to be obtained by the Purchaser in connection with the execution or delivery of this Agreement, or the consummation of the transactions contemplated thereby and hereby.

       (c) Title and Related Matters. The Seller, who asserts that he has created the Asset, has good and marketable title to the Asset free and clear of all liens, pledges, charges and encumbrances, liabilities or any other adverse claims of every kind or character, and Purchaser shall acquire good and valid title to the Asset, free and clear of all liens, pledges, charges security interests, restrictions, licenses, encumbrances, liabilities or any other adverse claim of any kind or character.

       (d) Infringement. To the best of the Seller's knowledge, no persons other than the Purchaser has heretofore utilized the Asset. To the best of the Seller's knowledge, the Asset will not infringe or violate any valid patent, trademark, trade name or copyright of others and the Seller has not received any notice, claim or protest respecting any such violation or infringement.

       (e) Broker. No agent, broker or other person acting pursuant to authority of Seller is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

       (f) Accuracy of Information. No representation, statement or information made or furnished by Seller to Purchaser or by Purchaser to Seller, in this Agreement, and the schedules hereto and the documents set forth contain, or shall contain, any untrue statement of fact or omits or shall omit any fact necessary to make the information contained in such representation, or information not misleading, and, there are no obligations, contingent or otherwise, of the Seller or Purchaser that are not shown on any such schedule.

       (g) Claims. No claim has been asserted by any person other than Seller and purchaser with regard to the Asset or the rights to the use thereof.

       (h) Use. The Seller will not, without the Purchaser's written consent, hereafter use the Asset or permit any persons other than Purchaser and the Purchaser's designees and assigns, to use the Asset, except for Seller's private use of such Assets or the distribution of such Assets to Dr. Bielory's patients.

       (i) Governmental Approvals. The Seller has taken or will take all necessary actions to provide that in the developing, testing and manufacturing of the Asset , the Seller is and shall continue to be in compliance in all material respects with all United States and foreign, state, county, local or other governmental statutes and ordinances, and with all rules and regulations of all United States and foreign, state, county, local and other governmental agencies and bodies, applicable to him, and to the Asset, except that to date, Seller has not applied for approvals or licenses of any agency.


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       (j)    Investment Representations.

              (i) The Seller will acquire the Shares for the Seller's own account, for investment purposes only, and not with a view to the sale or other distribution thereof, in whole or in part, in violation of the Act, the General Rules and Regulations ("Rules and Regulations") of the Securities and Exchange Commission ("Commission") promulgated thereunder, or any other applicable securities laws.

              (ii) The Seller is familiar with and has received documentation concerning the business and financial condition of the Purchaser and Seller has had the opportunity to obtain answers to any questions concerning the Purchaser's business, financial and other affairs. The Seller fully understands that any payment hereunder in Shares is conditional upon approval by the Stockholders of an increase in the number of shares the Purchaser is authorized to issue. Moreover Seller understands that such Shares given to him as the Purchase Price are also subject to the conditions set forth in Section 1.2 above, present an exceptional risk, and the Shares may decline in value such that Seller may lose the entire current value of the Shares.

              (iii) The Seller has been advised that the Shares have not been registered under the Securities Act and that the Shares issued and delivered in reliance on an exemption from the registration requirements of the Securities Act, Section 4(2) thereof as a transaction by an issuer not involving a public offering. The Seller has also been advised that it may not make any disposition of the Shares unless (a) the Shares are registered under the Securities Act, or
(b) the sale, transfer or other disposition is made in conformity with the provisions of Rule 144 of the Rules and Regulations, or (c) prior thereto (1) notice of the proposed disposition is given to the Purchaser with a detailed statement of the circumstances surrounding the proposed disposition and (2) the Purchaser shall have received the opinion of counsel for the Purchaser at the expense of Seller to the effect (x) that the proposed disposition will not be in contravention of any of the provisions of the Securities Act or of the Rules and Regulations thereunder, or (y) that appropriate action necessary for compliance with the Securities Act and the Rules and Regulations thereunder has been taken.

              (iv) The Seller understands that the Purchaser is under no obligation to register the Shares under the Securities Act, or to take any other action in order to make compliance with an exemption from the registration provisions of the Securities Act in connection with any sale of the Shares by the Seller.

              (v) The Seller has been advised that the Shares constitute "restricted securities," as that term is defined in Rule 144 of the Rules and Regulations.

              (vi) The Seller understands that there will be placed upon the certificates representing the Shares, and upon any certificates issued in substitution therefor, an appropriate stop transfer legend regarding the restrictions on the transfer of the Shares under the Securities Act.



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       (k)    Absence of Litigation. Seller is not aware and has not received notice of any threatened, pending or commenced litigation, arbitration or administrative hearing or investigation, or other action seeking to prevent, or having a potential detrimental effect upon Purchaser in connection with the Asset or the consummation of the transactions contemplated by this Agreement.

       (l) Insolvency Proceedings. No insolvency proceedings, including bankruptcy, receivership, reorganization, composition or arrangement with creditors, are pending or threatened against Seller.

       (m) Schedule Being True and Correct. The schedules and exhibits to this Agreement are true and correct in all respects.

       (n) Conflicts. The execution, delivery and performance of this Agreement, shall not conflict with or result in the breach or violation of either parties' contracts, agreements, commitments, licenses, permits, authorizations or concession to which they are a party or by which they are bound, or any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award of any court or administrative governmental body, or constitute an event which with notice, lapse of time, or both, would result in any such breach, or violation and which would have a material adverse effect on each other.

3.     Representations and Warranties of Purchaser.

Purchaser makes the following representations and warranties as of the date hereof:

       (a) Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

       (b) Authority. Except of Stockholder authorization to increase the number of shares of its common stock, the Purchaser has (a) full power and has taken all corporate action necessary to execute, deliver and perform this Agreement, as amended and partially restated and to carry out the transaction contemplated hereby and (b) has full power to execute, deliver and perform the obligations of Purchaser under this Agreement and has been duly and effectively authorized by Purchaser's Board of Directors and no further corporate authority therefor or approval thereof is required by law.

       (c) Conflicts. The execution, delivery and performance of this Agreement shall not conflict with or result in the breach or violation of any of the Purchaser's contracts, agreements, commitments, licenses, permits, authorizations or concession to which it is a party or by which it is bound, or any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award of any court or administrative governmental body, or constitute an event which with notice, lapse of time, or both, would result in any such breach, or violation and which would have a material adverse effect on the Purchaser.


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       (d)    Brokers. No agent, broker or other person acting pursuant to authority of Purchaser is entitled to any commission or finder's fee in connection with the transactions contemplated hereby.

       (e) Governmental Filings. Except for filing with the Commission required by Federal Securities laws, Purchaser is not required to submit any notice, report or other filing to any governmental or regulatory agency, nor is any notice of any report required to be obtained by Purchaser in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

       (f) Absence of Litigation. Purchaser is not aware and has not received notice of any threatened, pending or commenced litigation, arbitration or administrative hearing or investigation, or other action seeking to prevent, or having a potential detrimental effect upon the undersigned parties in connection with the Asset or the consummation of the transactions contemplated by this Agreement.

       (g) Insolvency Proceedings. No insolvency proceedings, including bankruptcy, receivership, reorganization, composition or arrangement with creditors, are pending or threatened against Purchaser.

4. Indemnification Rights. To the best of Seller's knowledge, Seller represents and warrants that the components of the products in Schedule A have various anti-allergy and anti-inflammatory effects as reported in Seller's peer review manuscript "Journal of Asthma" (February 1999). Seller does not warrant or represent whether or not such products will require any licenses or approvals from any state or federal agency. Purchaser expressly indemnifies and holds Seller harmless from any and all lawsuits, proceedings, arbitrations, or other actions arising out of, or in connection with, the manufacture, sale, advertisement, distribution or any other use of the Assets following execution of this Agreement and for six (6) years after its expiration or termination. Purchaser warrants that it carries, and will continue to carry, for as long as it has obligations under this Agreement, in excess of $1,000,000 of Product Liability insurance which will cover Seller and the Assets. Purchaser agrees to provide Seller 30 days notice of cancellation and of renewals of such insurance coverage.

5.1 Survival of Representations, Warranties and Covenants. All representations and warranties contained herein or appended hereto shall be valid and enforceable and shall survive the consummation of the transaction contemplated hereby, irrespective of any investigation made by or on behalf of either party for a period of five (5) years following the date of this Agreement. All covenants and other agreements contained herein shall be valid and


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enforceable for a period of six (6) years following the date hereof.

5.2 Notices. All notices which are permitted or required under this Agreement shall be in writing and delivered personally or by certified mail, postage prepaid, addressed as follows, or to such other person or address as may be designated by written notice by one party to the other parties:

If to Purchaser:     Advanced Plant Pharmaceuticals, Inc.
                     Attention: Samuel Berkowitz
                     43 West 33rd St.
                     New York, New York 10001

With a copy to:      Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP
                     Attention: Seth A. Farbman, Esq.
                     750 Lexington Avenue
                     New York, New York 10022

If to Seller:        Dr. Leonard Bielory
                     400 Mountain Avenue
                     Springfield, NJ 07081

With a copy to:      Abraham Borenstein, Esq.
                     Bloom Borenstein, P.C.
                     155 Morris Avenue
                     Springfield, NJ 07081
                     Facsimile: (973) 379-4620

       Notices shall be deemed delivered when delivered personally or when mailed by prepaid certified or registered mail with return receipt requested, or air courier which provides for evidence of delivery.

       The addresses set forth above shall be conclusive for all purposes unless and until written notice, in the manner for notice provided in this section 6.2, of a change of address shall be sent to the parties herein.

5.3 Severability. Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provision hereof.

5.4 Schedules. It is acknowledged and agreed that all exhibits and schedules are an integral part hereof and are incorporated, in total, by reference fully as a part of this Agreement.

5.5 Amendment. This Agreement may not be modified, amended or terminated except by written agreement subscribed by both parties hereto.


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5.6    Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

5.7 Headings. The paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said paragraphs.

5.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

5.9 Governing Law. This Agreement will be deemed to have been made and delivered in the State of New Jersey and its validity, interpretation, and construction, as well as the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of the State of New Jersey for contracts made and to be performed in that State.

5.10 Jurisdiction and Venue. The Purchaser and Seller each hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement prior to its amendment and as amended and partially restated shall be instituted exclusively in New Jersey State Superior Court, or in the United States District Court of New Jersey, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of the New Jersey State Superior Court and the United States District Court of New Jersey in any such suit, action or proceeding, and the Purchaser and Seller each further agrees to accept and acknowledge service or any and all process which may be served in any such suit, action or proceeding in New Jersey State Superior Court or in the United States District Court of New Jersey and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any suit, action or proceeding.

       IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                            ADVANCED PLANT PHARMACEUTICALS, INC.
                            (Purchaser)

                                    By:

                                        /s/ David Lieberman
                                        --------------------------
                                        David Lieberman, President


ACCEPTED AND AGREED:
(Seller)


By:


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/s/ Leonard Bielory
----------------------------
Dr. Leonard Bielory


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                                   SCHEDULE B

                                  BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

The undersigned, Dr. Leonard Bielory ("Seller"), in consideration of certain payments and other good and valuable consideration paid to Seller by ADVANCED PLANT PHARMACEUTICALS, INC. ("Assignee"), the receipt and sufficiency of which is hereby acknowledged, pursuant to the terms of that certain Asset Purchase Agreement, dated as of February 28, 2000 ("Technology Purchase Agreement"), by and between Seller and Assignee, the closing of the transaction contemplated thereby held on the date hereof, hereby assigns, grants, conveys, sells, transfers and delivers to Assignee all of his respective rights, title and interest in and to the Asset (as such term is defined in the Asset Purchase Agreement and as identified and described more particularly on Schedule A thereto), including, without limitation:

       (i) all rights owned, held or enjoyed by the Seller relating to or connected with the research, development of the Asset by the Seller in the United States and worldwide. Such rights shall include, but not be limited to, the complete underlying dossier and supporting documentation, studies and tests, formulations, extraction methodologies and technical processes; (ii) copies of all books and records of the Seller relating to studies, trade secrets, technical information, development of the Asset; (iii) any and all other property rights of the Seller, of any kind, character and description, whether tangible or intangible, which are appurtenant to the ownership of, including but not limited to all information and records acquired for, used in, or in any way related to the developing, testing and manufacturing of by the Seller.

To have and to hold the same unto Assignee and its assigns forever.

The Asset Purchase Agreement and all of the terms, conditions, representations, warranties and covenants therein and the schedules and exhibits thereto, are incorporated into this General Assignment by reference as if same were set forth herein.

Any provision of this assignment which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.


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       IN WITNESS WHEREOF, Seller has caused this to be duly executed on this
28th day of February, 2000

                                    /s/ Leonard Bielory
                                    --------------------
                                    Dr. Leonard Bielory